  Exhibit 99.1

F & M Bank Corp.---News and Financials
F & M BANK CORP. ANNOUNCES THIRD QUARTER EARNINGS AND DIVIDEND

CONTACT:
Carrie Comer, EVP/Chief Financial Officer
540-896-8941 or ccomer@fmbankva.com

TIMBERVILLE, VA—October 26, 2020—F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces its financial results for the third quarter ending September 30, 2020 and third quarter dividend to shareholders.

As the global pandemic continues, the company continually assesses our procedures to maintain the safety of our customers, employees and community while serving their financial needs. Farmers & Merchants Bank continues to operate our branches in a drive-thru only capacity daily, with courier pick up and by appointment lobby transactions.

As of September 30, 2020, we had processed 717 Paycheck Protection Program (PPP) loans for a balance of $62.6 million. These loans are funded by participation in the Federal Reserve Paycheck Protection Program Lending Facility. In addition, we have processed 922 individual loan deferrals. As of September 30, 2020, 99 loans remain in deferral with a balance of $19.1 million which represents 3.1% of loans outstanding exclusive of PPP balances.

Selected financial highlights for the quarter include:
●
Net income of $2.21 million.
●
Net interest margin of 3.60%.
●
Total deposits increased $26.9 million and $175.1 million, respectively for the quarter and for the trailing 12 months.
●
Nonperforming loans decreased to 0.42% of total assets at the end of the quarter from 0.45% on 6/30/20 and 0.98% on 9/30/2019.
●
Allowance for loan losses totaled 1.57% of loans held for investment (1.72% excluding PPP loans).

Mark Hanna, President, commented “Our second quarter earnings of $2.21 million is a slight improvement over second quarter for core earnings ($2.06 million), second quarter total earnings ($2.63 million) included recognition of $567,000 for implementation of a mortgage rate lock derivative associated with our mortgage company pipeline. Our net interest margin of 3.60% shows a historical decline but remains strong especially given the changes in our balance sheet. F&M’s liquidity has increased significantly over the last four quarters and we are implementing strategic solutions to leverage these assets including deploying $102.7 million into the investment portfolio since year end 2019. Despite the current low-rate environment, these strategies should augment our net interest margin in the future.”

Mr. Hanna continued, “Nonperforming loans have improved dramatically over prior year, decreasing $3.7 million since third quarter of 2019, and $1.5 million since year end 2019. We feel these efforts put F&M in a strong position to manage the current economic uncertainty while seeking opportunities for continued growth in the communities we serve.”

On October 23, 2020 our Board of Directors declared a third quarter dividend of $.26 per share to common shareholders. Based on our most recent trade price of $19.21 per share this constitutes a 5.41% yield on an annualized basis. The dividend will be paid on November 30, 2020, to shareholders of record as of November 14, 2020.”

F & M Bank Corp. is an independent, locally-owned, financial holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank’s eleven banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through a loan production office located in Penn Laird, VA and through its subsidiaries, F&M Mortgage and VSTitle, both of which are located in Harrisonburg, VA. Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

This press release may contain “forward-looking statements” as defined by federal securities laws, which may involve significant risks and uncertainties. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in interest rates, general economic conditions, legislative and regulatory policies, and a variety of other matters. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

           F & M Bank Corp.
Key Statistics

	2020				2019
	Q3	Q2	Q1	YTD	Q3	Q2	Q1	YTD
Net Income (000's)	$2,207	$2,626	$1,189	$6,022	$(186)	$1,634	$1,287	$2,735
Net Income available to Common	$2,142	$2,560	$1,123	$5,825	$(265)	$1,556	$1,208	$2,499
Earnings per common share - basic	$0.67	$0.80	$0.35	$1.82	$(0.08)	$0.48	$0.38	$0.78
Earnings per common share - diluted	$0.65	$0.76	$0.35	$1.76

Return on Average Assets	0.88%	1.17%	0.58%	0.81%	-0.09%	0.83%	0.67%	0.46%
Return on Average Equity	9.44%	11.50%	5.23%	8.68%	-0.81%	7.12%	5.68%	4.00%
Dividend Payout Ratio	38.81%	32.50%	74.29%	42.86%	-325.00%	52.08%	65.79%	97.44%

Net Interest Margin	3.33%	3.55%	3.97%	3.60%	4.39%	4.47%	4.67%	4.52%
Yield on Average Earning Assets	3.94%	4.20%	4.88%	4.31%	5.35%	5.42%	5.54%	5.46%
Yield on Average Interest Bearing Liabilities	0.87%	0.92%	1.27%	1.00%	1.34%	1.33%	1.21%	1.29%
Net Interest Spread	3.07%	3.28%	3.61%	3.31%	4.01%	4.09%	4.33%	4.17%

Provision for Loan Losses (000's)	$1,000	$800	$1,500	$3,300	$3,750	$1,600	$1,450	$6,800
Net Charge-offs	$208	$203	$453	$864	$817	$483	$1,757	$3,057
Net Charge-offs as a % of Loans	0.12%	0.12%	0.30%	0.17%	0.52%	0.30%	1.09%	0.65%
Non-Performing Loans (000's)	$4,254	$4,465	$4,168	$4,254	$7,978	$11,688	$10,587	$7,978
Non-Performing Loans to Total Assets	0.42%	0.45%	0.50%	0.42%	0.98%	1.45%	1.36%	0.98%
Non-Performing Assets (000's)	$4,420	$5,625	$5,504	$4,420	$9,649	$13,657	$12,761	$9,649
Non-Performing Assets to Assets	0.44%	0.57%	0.66%	0.44%	1.19%	1.69%	1.64%	1.19%

Efficiency Ratio	65.35%	65.33%	70.51%	66.94%	67.63%	65.32%	67.15%	66.70%

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are nontaxable (i.e. municipal securities and loan income) then subtracting interest expense. The tax rate utilized is 21%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns nontaxable interest income from municipal loans and securities, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. The efficiency ratio is a common measure used by the financial service industry to determine operating efficiency. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investments portfolio and Other Real Estate Owned. The Company calculates this ratio in order to evaluate how efficiently it utilizes its operating structure to create income. An increase in the ratio from period to period indicates the Company is losing a greater percentage of its income to expenses.

F & M Bank Corp.
Financial Highlights

	For Nine Months Ended September 30,
INCOME STATEMENT	Unaudited 2020	Unaudited 2019
Interest and Dividend Income	$27,280,319	$29,279,627
Interest Expense	4,515,221	5,025,175
Non-Interest Income	9,016,182	6,909,369
Provision for Loan Losses	3,300,000	6,800,000
Impairment of long lived assets	19,193	-
Net Interest Income	22,765,098	24,254,452
Other Non-Interest Expenses	21,788,981	21,597,748
Income Before Income Taxes	6,673,106	2,766,076
Provision for Income Taxes	545,418	(74,786)
Less Minority Interest (income)/loss	(105,193)	(106,161)
Net Income	$6,022,495	$2,734,661
Dividend on preferred stock	197,194	235,966
Net Income available to common shareholders	$5,825,301	$2,498,695
Average Common Shares Outstanding	3,197,718	3,175,192
Net Income Per Common Share	1.82	.78
Dividends Declared	.78	.76

BALANCE SHEET	Unaudited September 30, 2020	Unaudited September 30, 2019
Cash and Due from Banks	$14,504,566	$14,324,290
Interest Bearing Bank Deposits	1,237,866	1,599,711
Federal Funds Sold	73,407,000	12,963,000
Loans Held for Sale	88,038,925	80,862,723
Loans Held for Investment	672,524,536	631,828,822
Less Allowance for Loan Losses	(10,825,739)	(8,982,258)
Net Loans Held for Investment	661,698,797	622,846,564
Securities	118,888,764	20,084,814
Other Assets	57,647,889	60,556,108
Total Assets	$1,015,423,807	$813,237,210

Deposits	$793,535,570	$618,434,553
Short Term Debt	-	20,000,000
Long Term Debt	106,510,013	64,308,789
Other Liabilities	21,698,045	19,600,307
Total Liabilities	921,743,628	722,343,649
Preferred Stock	4,591,623	5,591,623
Common Equity	89,088,556	85,301,938
Stockholders’ Equity	93,680,179	90,893,561
Total Liabilities and Stockholders’ Equity	$1,015,423,807	$813,237,210
Book Value Per Common Share	$27.85	$26.86
Tangible Book Value Per Common Share	$27.84	$26.89

SOURCE:
F & M Bank Corp.
CONTACT:
Carrie Comer EVP/Chief Financial Officer

540-896-8941 or ccomer@fmbankva.com